Exhibit 10.7

Translated From Japanese
Business Agent Contract
(American Family Insurance Company of placeCityColumbus)


BUSINESS THAT SHALL BE ENTRUSTED

1. AFLAC shall entrust the following business to IA PARTNERS:

   (1) Intermediate service of insurance contract

   (2) Collecting life insurance fee and issuing receipt.

   (3) Maintenance and other service

      1. To deal with changes of the contract details, cancellation of contracts, transmission of documents of insurance

      2. Maintenance of entrusted life insurance

      3. Service to prevent the invalidation and the cancellation of insurance contract.

      4. Answering inquires about the party to the contract, insured person, insurance beneficiary, and the group. Provide information and service concerning the entrusted life insurance.

      5. Other maintenance and service requested by AFLAC

2. If AFLAC is to set a new type of life insurance, AFLAC can entrust the service to IA PARTNERS

3. If AFLAC is entrusting a new type of insurance to IA PARTNERS, AFLAC will send the notification letter. If there is no special declaration of intention from IA PARTNERS, the new insurance will be entrusted to AFLAC.

4. IA PARTNERS has no right to conclude a contract or receive notification.


THE RESPONSIBILITY AS EXCLUSIVE AGENCY

- IA PARTNERS shall not be registered or work at any other life insurance company.

- IA PARTNERS shall prohibit its employee to work for or register at any other life insurance company.

- The conditions on the preceding paragraph do not apply if IA PARTNERS is given the permission of AFLAC.


REGISTRATION OF EMPLOYEE

IA PARTNERS may cancel the registration of employee that had not worked for 6 consecutive months.

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COMMISSION FEE

1. AFLAC shall pay the prescribed commission fee to IA PARTNERS for its entrusted business based on the "Agency commission fee agreement".

2. If necessary, AFLAC can modify the agency commission fee agreement with prior notification.

3. AFLAC will not pay the commission fee from the day the contract is expired or cancelled.


THE EXPENSE BURDEN OF AFLAC

- AFLAC shall not bare any costs regarding IA PARTNERS's entrusted business except for costs of the revenue stamp and the remittance charge of the insurance.


CUSTODY OF DOCUMENT

1. AFLAC shall take good care of all documents they received and shall not use them for any other purpose unless IA PARTNERS tells them to do so.

2. AFLAC shall submit the documents on request of the Legal authorities.

3. AFLAC shall submit the documents to any one that IA PARTNERS gives permission to.


DUTY OF CONFIDENTIALITY

- IA PARTNERS shall collect information about customers legally.
- When the contract is expired or cancelled, IA PARTNERS shall return the information about customers immediately to AFLAC.


RECOMMISSION OF THE BUSINESS IS STRICTLY FORBIDDEN


RESTITUTION

1. If IA PARTNERS violates the agreement on this contract (either on purpose or mistakenly) and do damage to CityplaceAFLAC, StateIA PARTNERS must make restitution for the damage.

2. IA PARTNERS undertakes obligation of the conditions on preceding paragraph even after the contract is expired.


DISSOLUTION OF THE CONTRACT

1. IA PARTNERS or AFLAC can cancel the contract by giving notice by letter 1 month prior.

2. AFLAC can cancel the contract if the condition falls under the dissolution baseline.

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